Exhibit 99.1

Enertopia Closes First Tranche of Financing

Kelowna, British Columbia--(Newsfile Corp. - August 19, 2025) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") is pleased to announce it has closed the first tranche of USD $104,000 for its Private Placement announced on July 17, 2025.  Enertopia will be issuing 1,040,000 common shares at USD$0.10 each.

The Company reports one Director purchased 150,000 Shares of the above first tranche for proceeds of USD $15,000 to the Company.

A cash finder's fee for USD $1,120 was paid to third parties.

"We are working aggressively at mapping out the next steps for advancements in patented clean energy technologies and our patent pending oxyhydrogen technology." Stated President and CEO Robert McAllister

The common shares will be subject to a four month hold period under applicable securities laws in Canada and the rules of the Canadian Securities Exchange (the "Exchange").  The Offering is subject to customary regulatory approvals, including the approval of the Exchange.

Proceeds of the Private Placement will be used for continued patent and patent pending technology advancement and general working capital. The Private Placement will be subject to normal regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia Corp.

Enertopia Corp. defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

For further information, please contact:

Enertopia Corporation
Robert McAllister, CEO

Tel: 1-888-ENRT201

www.enertopia.com

Renmark Financial Communications Inc.

Preston Conable: pconable@renmarkfinancial.com

Tel: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, 3rd party lithium technology,  competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the current patented or patent pending technology being used or developed will be economic or have any positive impact on Enertopia. There can be no assurance that the financing will close and if closed will have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

Neither the OTC Markets and the CSE Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined, in the policies of the CSE Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.